UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 6, 2009

TRILLIANT EXPLORATION CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	333-138332	20-0936313
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

0001378948
(Central Index Key Classification)

545 Eighth Avenue, Suite 401
New York, NY 10018
(Address of principal executive offices, including zip code)

212-560-5195
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01      Entry Into a Material Definitive Agreement
Item 3.02      Unregistered Sales of Equity Securities
Item 9.01      Financial Statements and Exhibits

Item 1.01   Entry into a Material Definitive Agreement
On November 6, 2009, pursuant to a Securities Purchase Agreement, and Redeemable Debenture, which are attached to this Current Report on Form 8-K as Exhibit 10.1 and Exhibit 10.2  Trilliant Exploration Corporation (“Registrant”) secured a $210,000 loan (the “Loan”) with a major stockholder, Trafalgar Capital Specialized Investment Fund (“Trafalgar”).

Item 3.02   Unregistered Sales of Equity Securities

As stated in Item 1.01, on November 6, 2009, the Registrant secured a $210,000 Loan from Trafalgar.  Pursuant to the terms of the Loan, Registrant issued to Trafalgar a Debenture with a face value of $210,000.  The Holder of the Debenture is entitled, at its option, to convert, and sell all or any part of the principal amount of the Debenture, plus accrued interest, into shares of Registrant’s Common Stock at a price per share  equal to the lower of (a) 100% of the Volume Weighted Average Price of the Common Stock as reported by Bloomberg, LP on the Closing Date  and (b) a fifteen percent (15%) discount to the lowest daily closing VWAP of the Common Stock during the five (5) trading days after the Conversion Date.

Item 9.01   Financial Statements and Exhibits

10.1           Securities Purchase Agreement

10.2           Redeemable Debenture

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRILLIANT EXPLORATION CORPORATION

Date: November 12, 2009	By:	/s/ William R. Lieberman
	Name:	William R. Lieberman
	Title:	President